Exhibit 99.1

Acura Pharmaceuticals Announces Second Quarter

2014 Financial Results

Palatine, IL - (August 4, 2014) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company developing products intended to address medication abuse and misuse, announced today financial results for the three and six months ended June 30, 2014.

The Company reported a net loss of $3.5 million for the second quarter 2014 or $0.07 per diluted share, compared to net loss of $3.1 million or $0.07 per diluted share for the same period in 2013. Research and development expenses associated with product candidates utilizing the Company’s AVERSION® and IMPEDE® Technologies were $1.3 million in the second quarter 2014, compared to $0.8 million for the same period in 2013. Selling, marketing, general and administrative expenses were $1.9 million in the second quarter 2014, versus $2.0 million in the same period last year. Selling and marketing expenses primarily consist of advertising and marketing activities for NEXAFED®.

The Company reported a net loss of $7.6 million for the six months ended 2014 or $0.16 per diluted share, compared to net loss of $7.3 million or $0.16 per diluted share for the same period in 2013. Research and development expenses associated with product candidates utilizing the Company’s AVERSION® and IMPEDE® Technologies were $2.7 million in the six months ended 2014, compared to $2.8 million for the same period in 2013. Selling, marketing, general and administrative expenses were $4.2 million in the six months ended 2014, versus $4.2 million in the same period last year. Selling and marketing expenses primarily consisted of advertising and marketing activities for NEXAFED®.

As of July 30, 2014, the Company had cash, cash equivalents and marketable securities of $16.5 million and $10.0 million in term debt financing.

We launched NEXAFED® commercially in mid-December 2012. Given the limited sales history of NEXAFED®, we could not reliably estimate expected returns of the product at the time of shipment. Accordingly, we have deferred recognition of revenue and the related cost of sales on selected product shipments of NEXAFED® until the right of return no longer exists or adequate history and information is available to estimate product returns. At June 30, 2014 we have deferred $0.3 million of revenue from shipments of NEXAFED®. During the second quarter 2014 we shipped $53 thousand of NEXAFED® and we recognized revenue of $34 thousand for shipments to customers where the right of return no longer existed either because a pricing allowance was accepted in exchange for forfeiting the right of return or because information became available on pharmacy’s reorder activity with their drug wholesaler. We will continue to analyze information to assess the recognition of our revenue but also expect to continue the deferral of some revenue from NEXAFED® in the foreseeable future.

Conference Call Information

Acura Pharmaceuticals, Inc. will host a conference call on Tuesday, August 5, 2014 at 8:30 a.m. ET to discuss the results.

To participate in the live conference call, please dial 1-888-505-4369 (U.S. and Canada) five to ten minutes prior to the start of the call. The participant passcode is 8612011. A replay of the call will be available beginning August 6, 2014 at 11:30 a.m. ET and ending on August 22, 2014 on the company's website, and by dialing 1-888-203-1112 (U.S. and Canada). The replay participant code is 8612011.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION® and IMPEDE® Technologies. AVERSION® contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages. IMPEDE® is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

In June 2011, the U.S. Food and Drug Administration approved our oxycodone HCl immediate-release tablets which incorporate the AVERSION® Technology. The Company has a development pipeline of additional AVERSION® Technology products containing other opioids.

In December 2012, the Company commenced commercialization of NEXAFED® [pseudoephedrine hydrochloride (HCl)], a 30 mg immediate-release abuse-deterrent decongestant. The next generation pseudoephedrine tablet combines effective nasal congestion relief with IMPEDE® Technology, a unique polymer matrix that disrupts the conversion of pseudoephedrine into the dangerous drug, methamphetamine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forwarding-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to enter into a license agreement for our FDA approved AVERSION® oxycodone product;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies including AVERSION® oxycodone and NEXAFED® Tablets;
•	the results of our meetings or discussions with the FDA relating to our AVERSION® hydrocodone/acetaminophen product;
•	whether we will conduct an additional intranasal abuse liability study on our AVERSION® hydrocodone/ acetaminophen product and whether the results of such study will support a claim of intranasal abuse deterrence;
•	our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of and competitive environment for any of our products;
•	the willingness of wholesalers and pharmacies to stock NEXAFED® Tablets;
•	expectations regarding potential market share for our products and the timing of first sales;

•	our ability to enter into additional license agreements for our AVERSION® Technology product candidates;
•	our exposure to product liability and other lawsuits in connection with the commercialization of our products;
•	the increasing cost of insurance and the availability of product liability insurance coverage;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet OTC Monograph standards as applicable;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our product candidates;
•	whether the FDA will agree with our analysis of our clinical and laboratory studies;
•	whether further studies of our product candidates will be required to support FDA approval;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies; and
•	whether our AVERSION® product candidates will ultimately deter abuse in commercial settings and whether our IMPEDE® Technology will disrupt the processing of pseudoephedrine into methamphetamine.

In some cases, you can identify forward-looking statements by terms such as “may,” “will”, “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “indicates,” “estimates,” “projects,” “predicts,” “potential,” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Contact:
for Acura Investor Relations	for Acura Media Relations
investors@acurapharm.com	pr@acurapharm.com
847-705-7709

ACURA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(unaudited)	(audited)
	June 30,	December 31,
	2014	2013
Current assets	$18,733	$27,453
Property, plant and equipment, net	928	941
Other assets	199	236
Intangible asset	2,000	-
Total assets	$21,860	$28,630

Current liabilities	$1,595	$820
Deferred revenue - current	307	287
Current maturities of long-term debt	477	-
Long-term debt, net of debt discount of $341 and $400	9,182	9,600
Stockholders' equity	10,299	17,923
Total liabilities and stockholders' equity	$21,860	$28,630

ACURA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Unaudited		Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Royalty revenue	$1	$1	$4	$5
Product sales, net	34	-	73	-
Total revenues, net	35	1	77	5
Operating expenses:
Cost of sales (excluding inventory write-down)	42	-	80	-
Inventory write-down	68	361	201	361
Research and development	1,281	805	2,719	2,831
Selling, marketing, general and administrative	1,916	1,975	4,175	4,197
Total operating expenses	3,307	3,141	7,175	7,389
Operating loss	(3,272)	(3,140)	(7,098)	(7,384)
Non-operating income (expense):
Investment income	53	71	97	81
Loss on sales of marketable securities	-	(7)	(5)	9
Interest expense	(302)	-	(603)	-
Total other income (expense)	(249)	64	(511)	90
Loss before income taxes	(3,521)	(3,076)	(7,609)	(7,294)
Provision for income taxes	-	-	-	-
Net loss	$(3,521)	$(3,076)	$(7,609)	$(7,294)
Other comprehensive income:
Unrealized gains (losses) on securities	21	(131)	50	(79)
Total other comprehensive income (expense)	21	(131)	50	(79)
Comprehensive loss	$(3,500)	$(3,207)	$(7,559)	$(7,373)

Loss per share:
Basic	$(0.07)	$(0.07)	$(0.16)	$(0.16)
Diluted	$(0.07)	$(0.07)	$(0.16)	$(0.16)
Weighted average shares outstanding:
Basic	48,848	47,228	48,846	47,215
Diluted	48,848	47,228	48,846	47,215